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                                              EXHIBIT 21

                          THE DIAL CORP
                  SUBSIDIARIES AND AFFILIATES*
                      AS OF MARCH 15, 1995


                AIRLINE CATERING & SERVICES GROUP

Faber Enterprises, Inc. (Delaware)
   Faber Drug Co., Inc. (Illinois) (70%)
   Franklin Ventures, Inc. (Illinois)
Greyhound-Dobbs Incorporated (Delaware)
   Carson International Inc. (Delaware)+
   Dobbs Houses, Inc. (Delaware)+
      Dobbs-Paschal Midfield Corporation (Georgia) (75%)+
   DOBBS INTERNATIONAL SERVICES, INC. (Delaware)
      Dobbs Houses International, Inc. (Delaware)
Greyhound Support Services, Inc. (Delaware) (Inactive)
   Greyhound Maintenance, Inc. (Arizona)
RESTAURA, INC. (Michigan)
   Glacier Park, Inc. (Arizona) (80%)
      Waterton Transport Company, Limited (Alberta)


                     CONSUMER PRODUCTS GROUP

Andora, S.A. (Mexico)
Ardison Properties, Inc. (Delaware)
ARMOUR INTERNATIONAL COMPANY (Arizona)
   AIC Foreign Sales Corporation (Virgin Islands)
   Armour-Dial del Ecuador, S.A. (Ecuador)
   Armour Foods (Benelux) N.V. (Belgium)
   Armour Foods (Deutschland) GmbH (Germany)
      The Dial Corp. (Deutschland) mbH (Germany)
   The Dial Corporation (Panama), S.A. (Panama)
The Dial Corp (International) (Arizona)
The Dial Corporation (Hong Kong) Limited (Hong Kong)
The Dial Corporation Mexico, S.A. de C.V. (Mexico)
The Dial Corporation (Puerto Rico), Inc. (Arizona)
The Dial Corporation (Thailand) Limited (Thailand)
   The Dial Corp. (Korea) Ltd. (Korea)
Ft. Madison Dial, Inc. (Iowa)
Purex de Panama, S.A. (Panama)


                    CONVENTION SERVICES GROUP

EXHIBITGROUP INC. (Delaware)
   Exhibitgroup (Canada) Ltd. (Canada)
   Exhibitgroup Portland Inc. (Oregon)
   David H. Gibson Company, Inc. (Texas)
   Longchamp International, Inc. (Nevada)
GES (Canada) Limited (Ontario)
   Panex Show Services Ltd. (Canada)
   Stampede Display and Convention Services Ltd. (Alberta)
GES EXPOSITION SERVICES, INC. (Nevada)
   Expo-Tech Electrical & Plumbing Services, Inc. (California)
   United Exposition Service Redevelopment Corporation (Missouri)
Las Vegas Convention Service Co. (Nevada)


                       CORPORATE AND OTHER

Dialcor Realty Inc. (Arizona)
   Greyhound Realty of Texas Inc. (Texas)
Essex Place Inc. (Arizona)
GCMC Inc. (Arizona)
   Grey Gateway Realty Corporation (Arizona)
   GRT Inc. (Arizona)


            TRAVEL & LEISURE & PAYMENT SERVICES GROUP

Air Agency, Inc. (Florida)
AIRCRAFT SERVICE INTERNATIONAL, INC. (Delaware)
   ASII Holding GmbH (Germany)
Bahamas Airport Services Limited (Bahama)
   Freeport Flight Services Limited (Bahama)
Crystal Holidays, Inc. (Colorado)
Dial Service Companies Limited (United Kingdom)
   Aircraft Service Limited (United Kingdom)
   Crystal Holidays, Limited (United Kingdom)
   Dial Consumer Products (UK) Limited (United Kingdom)@
      Armour International Limited (United Kingdom)@
   Dobbs International (U.K.) Limited (United Kingdom) #
   Charles Grimsey Associates Limited (United Kingdom)
   Greyhound World Travel Limited (United Kingdom)
   Jetsave Limited (United Kingdom)
   Jetsave Transatlantic Limited (United Kingdom)
Dispatch Services, Inc. (Florida)
Florida Aviation Fueling Company, Inc. (Florida)
GREYHOUND LEISURE SERVICES, INC. (Florida)
   European Cruise Shops Limited (Cayman Islands) (51%)
   Greyhound-ANA Venture Company (Florida) (51%)
   International Cruise Shops, Ltd. (Cayman Islands)
Greyhound World Travel GmbH (Germany)
JETSAVE INC. (Florida)
PREMIER CRUISE LINES, LTD. (Cayman Islands)
TRANSPORTATION LEASING CO. (California)~~
   GCCP, Inc. (Delaware)~~
   Greyhound Canada Holdings, Inc. (Alberta)~~
      The Dial Corporation (Canada) Ltd. (Alberta)@
      GREYHOUND LINES OF CANADA LTD. (Canada) (69%)
         A-1 Bus Line Pick-Up Ltd. (British Columbia)
         BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
            Cascade Holdings (Banff) Inc. (Alberta)
         Gray Coach Lines Inc. (Ontario)
         Greyhound Courier Express Ltd. (British Columbia)
TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
   CAG Inc. (Nevada)
   RM/BS GP Inc. (Minnesota)
   Travelers Express Co. (P.R.) Inc. (Puerto Rico)


* Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by The Dial Corp. List does not include companies in which the aggregate direct and indirect interest of The Dial Corp is 50% or less.


#    Indicates an Airline Catering & Services Group Subsidiary
@    Indicates a Consumer Products Group Subsidiary
~~   Indicates a Corporate and Other Subsidiary
+    Indicates a Travel & Leisure & Payment Services Group
     Subsidiary